   As filed with the Securities and Exchange Commission on December 29, 1999


                                                Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ---------------------

                        AMERISOURCE HEALTH CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

               Delaware                               23-2546940
   (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
   Incorporation of Organization)

                                 P.O. Box 959
                            Valley Forge, PA 19482
                                (610) 296-4480
                   (Address of Principal Executive Offices)

             AMERISOURCE HEALTH CORPORATION 1999 STOCK OPTION PLAN
  AMERISOURCE HEALTH CORPORATION 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN AMENDED AND RESTATED C.D. SMITH HEALTHCARE, INC. 1996 EQUITY COMPENSATION PLAN
                           (Full Title of the Plan)

                          WILLIAM D. SPRAGUE, ESQUIRE
                        AmeriSource Health Corporation
                           300 Chester Field Parkway
                               Malvern, PA 19355

                    (Name and Address of Agent For Service)

                                (610) 296-4480
         (Telephone Number, Including Area Code, of Agent For Service)
                            -----------------------
                                   Copy to:
                            JAMES W. McKENZIE, JR.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                          Philadelphia, PA 19103-2921
                                (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
    Title Of Securities                      Proposed Maximum    Proposed Maximum
           To Be              Amount To Be    Offering Price        Aggregate            Amount Of
        Registered           Registered (1)    Per Share (2)    Offering Price (2)  Registration Fee (3)
--------------------------------------------------------------------------------------------------------
Class A Common Stock,          3,798,970          $12.90          $49,006,713.00        $13,623.87
par value $.01 per share
========================================================================================================


(1) This registration statement covers shares of Class A Common Stock of AmeriSource Health Corporation which may be offered or sold pursuant to the Plans named above. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933. 3,200,000 shares are being registered in connection with the AmeriSource Health Corporation 1999 Stock Option Plan. 350,000 shares are being registered in connection with the AmeriSource Health Corporation 1999 Non-Employee-Directors Stock Option Plan. 248,970 shares are being registered in connection with the Amended and Restated C.D. Smith Healthcare, Inc. 1996 Equity Compensation Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Class A Common Stock on December 22, 1999, as reported on the New York Stock Exchange.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000278.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents, as filed by AmeriSource Health Corporation (the "Registrant") with the U.S. Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

          (a) The Registrant's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Class A Common Stock of the Registrant contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts

          The consolidated financial statements and schedules of AmeriSource Health Corporation included in AmeriSource Health Corporation's 1999 Annual Report on Form 10-K which are incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts on giving said reports.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Registrant's Certificate of Incorporation, as amended (the "Charter") provides that directors of the Registrant shall be entitled to all limitations on the liability of directors available under the Delaware General Corporation Law (the "DGCL"). Further, the Charter provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) acts described under Section 174 of the DGCL relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. In addition, Section 145 of the DGCL and Article IV of the Registrant's Bylaws under certain circumstances, provide for the indemnification of the Registrant's officers and directors against liabilities which they may incur in such capacities.

          In general, any officer or director of the Registrant shall be indemnified by the Registrant against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of the Registrant, if the officer or director acted in good faith, and in the manner believed to be in or not opposed to the Registrant's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications not prohibited by the DGCL or any other applicable law.

          Any indemnification under the previous paragraph (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of the Registrant shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by the Registrant.

          Expenses incurred by a director or officer of the Registrant in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by the Registrant as authorized by the Bylaws.

          The indemnification and advancement of expenses provided by, or granted pursuant to Article IV of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

          The Board of Directors has the power to authorize the Registrant to purchase and maintain insurance on behalf of the Registrant and others to the extent that power to do so has not been prohibited by the DGCL, create any fund to secure any of its indemnification obligations and give other indemnification to the extent permitted by law. The obligations of the Registrant to indemnify a director or officer under Article IV of the Bylaws is a contract between the Registrant and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

          The Registrant has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Registrant.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                       Exhibit
------                       -------

 5.1          Opinion of Morgan, Lewis & Bockius LLP.
23.1          Consent of Ernst & Young LLP.
23.2          Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1          Power of Attorney (included on signature page).
99.1          AmeriSource Health Corporation 1999 Stock Option Plan.
99.2          AmeriSource Health Corporation 1999 Non-Employee Directors Stock
              Option Plan.

99.3 Amended and Restated C.D. Smith Healthcare, Inc. 1996 Equity Compensation Plan.

Item 9.   Undertakings.

          (a)   The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on this 29th day of December, 1999.

                                AMERISOURCE HEALTH CORPORATION


                                By:   /s/George L. James, III
                                      -----------------------------
                                      George L. James, III
                                      Vice President and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. David Yost and George L. James, III and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Signature               Title                             Date
     ---------               -----                             ----
/s/R. David Yost             President and Chief Executive     December 29, 1999
---------------------------
R. David Yost                Officer, Director
                             (Principal Executive Officer)

/s/Lawrence C. Karlson       Chairman of the Board             December 29, 1999
---------------------------
Lawrence C. Karlson

                             Director                          December 29, 1999
---------------------------
Bruce C. Bruckmann

/s/Michael A. Delaney        Director                          December 29, 1999
---------------------------
Michael A. Delaney

/s/Richard C. Gozon          Director                          October 29, 1999
---------------------------
Richard C. Gozon

/s/George H. Strong          Director                          December 29, 1999
---------------------------
George H. Strong

/s/James A. Urry             Director                          December 29, 1999
---------------------------
James A. Urry

/s/Barton J. Winokur         Director                          December 29, 1999
---------------------------
Barton J. Winokur

/s/Edward E. Hagenlocker     Director                          December 29, 1999
---------------------------
Edward E. Hagenlocker

/s/George L. James, III      Vice President and Chief          December 29, 1999
---------------------------
George L. James, III         Financial Officer (Principal
                             Financial and Accounting Officer)

                        AMERISOURCE HEALTH CORPORATION

                               INDEX TO EXHIBITS


Exhibit Number  Document
--------------  --------

     5.1        Opinion of Morgan, Lewis & Bockius LLP.
    23.1        Consent of Ernst & Young LLP.
    23.2        Consent of Morgan, Lewis & Bockius LLP (included in
                Exhibit 5.1).
    24.1        Power of Attorney (included on signature page).
    99.1        AmeriSource Health Corporation 1999 Stock Option Plan.
    99.2 AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan.
    99.3 Amended and Restated C.D. Smith Healthcare, Inc. 1996 Equity Compensation Plan.